UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2007

Date of Report (Date of earliest event reported)

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50614	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices including zip code)

(386) 418-4018

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Dr. Ronald P. Evens was appointed to the Board of Directors of Oragenics, Inc. as an independent director effective June 15, 2007, filling the vacancy created by the resignation of George Hawes in May 2007. Dr. Evens was also appointed to the Board’s Audit Committee. As a result of his appointments, at least fifty percent of the Company’s Board is comprised of independent directors and it maintains an Audit Committee of at least two independent directors as required by AMEX’s continued listing standards, specifically Sections 802, 803 and 121B(2)(c) of the AMEX Guide. Consistent with Company’s revised compensation arrangements for Board services, Dr. Evens received an initial one time grant of stock options to acquire 65,000 shares of common stock under the Company Stock Incentive Plan in lieu of any future meeting fees.

A copy of the press release issued by the Company on June 18, 2007 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 18, 2007 announcing appointment of Dr. Ronald P. Evens as an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2007	ORAGENICS, INC.
(Registrant)

	BY:	/s/ Robert T. Zahradnik
Robert T. Zahradnik
President and Chief Executive Officer